SCHEDULE 14A
                               (Rule 14a-101)
                INFORMATION REQUIRED IN PROXY STATEMENT
                         SCHEDULE 14A INFORMATION
      Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No.   )

Filed by registrant [X]
Filed by a party other than the registrant [ ]
Check the appropriate box:
[ ] Preliminary proxy statement
[X] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                           InvestAmerica, Inc.
        -----------------------------------------------------
           (Name of Registrant as Specified in its Charter)

                           InvestAmerica, Inc.
       ------------------------------------------------------
              (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)  Title of each class of securities to which transaction applies:

2)  Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

4)  Proposed maximum aggregate value of transaction:

    Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)  Amount previously paid:

2)  Form, schedule or registration statement No.:

3)  Filing party:

4)  Date filed:

                             INVESTAMERICA, INC.
                                 Suite 148
                           4664 Lougheed Highway
                     Burnaby, British Columbia  V5C 5T5

                 NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

     NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the "Meeting") of INVESTAMERICA, INC. ( the "Company"), will be held at the Company's offices, 2078 Prospector Ave., Park City, Utah on Friday, October 6, 2000 at 10:00 a.m., for the following purposes:

1. To approve a proposal to amend the Company's Articles of Incorporation to increase the number of authorized shares of the Company's Common Stock. (Proposal 1)

2. To approve a proposal to adopt the Company's 1999 Stock Option Plan. (Proposal 2)

3. To transact such other business as may properly be brought before the Meeting.

    Only stockholders of record at the close of business on August 29, 2000 are entitled to notice of, and to vote at, the Meeting or any adjournment thereof.

     You are cordially invited to attend the Meeting. If you do not plan to be present, kindly fill in, date and sign the accompanying proxy exactly as your name appears on your stock certificates and mail it promptly in the enclosed return envelope to assure that your shares are represented and your vote can be recorded. This may save the Company the expense of further proxy solicitation.


                                     By order of the Board of Directors

                                     /s/ Brian Kitts
                                     ----------------
                                     Brian Kitts
                                     Secretary

                              INVESTAMERICA, INC.
                                    Suite 148
                             4664 Lougheed Highway
                        Burnaby, British Columbia  V5C 5T5


                                PROXY STATEMENT


          The enclosed proxy is solicited by the Board of Directors of InvestAmerica, Inc. (the "Company") for use at a Special Meeting of Stockholders (the "Meeting") to be held on Friday, October 6, 2000 at 10:00 a.m. at the Company's offices, 2078 Prospector Ave., Park City, Utah, and at any and all adjournments thereof. This Proxy Statement and form of proxy are being mailed to stockholders on or about September 8, 2000.

     As of August 29 , 2000, the record date fixed for the determination of stockholders entitled to notice of and to vote at the Meeting, there were 31,168,857 outstanding shares of Common Stock, par value $.001 per share ("Common Stock") and 450,000 outstanding shares of Series A Convertible Preferred Stock, par value $.001 per share ("Series A Preferred Stock"), which are the only outstanding classes of voting securities of the Company. Each outstanding share of Common Stock is entitled to one vote and each outstanding share of Series A Preferred Stock is entitled to 185 votes. However, as described below, on Proposals 1 and 2 to be voted upon at the Meeting, (i) the holders of Series A Preferred Stock have agreed to vote their shares (a total of 83,250,000 votes) in the same proportion as the votes of holders of Common Stock, and (ii) the holder of 4,740,000 shares of Common Stock is obligated to vote his shares in the same proportion as the votes of the other holders of Common Stock.

     Properly executed proxies will be voted in accordance with the instructions indicated in such proxies. If no instructions are indicated, such proxies will be voted in favor of the proposals to amend the Articles of Incorporation as described herein.

     The Board of Directors does not intend to present at the Meeting any matters other than those set forth in this Proxy Statement, nor does the Board know of any other matters which may come before the Meeting. However, if any other matters are properly presented, it is the intention of the persons named in the enclosed proxy to vote it in accordance with their judgment.

     IT IS DESIRABLE THAT AS LARGE A PERCENTAGE AS POSSIBLE OF THE
STOCKHOLDERS' INTERESTS BE REPRESENTED AT THE MEETING.   THEREFORE, EVEN IF
YOU INTEND TO BE PRESENT AT THE MEETING, YOU ARE REQUESTED TO SIGN AND RETURN THE ENCLOSED PROXY TO ENSURE THAT YOUR STOCK WILL BE REPRESENTED. Any proxy given pursuant to this solicitation may be revoked at any time prior to its use at the Meeting, by delivery to the Secretary of the Company of a written notice of revocation, by submission of a later dated and properly executed proxy, or by voting in person at the Meeting. Attendance at the Meeting will not, in and of itself, constitute a revocation of a proxy.

     Only stockholders of record at the close of business on August 29, 2000 will be entitled to vote at the Meeting or any adjournment or adjournments thereof.

     The Company's by-laws provide that stockholders holding a majority of the shares of Common Stock entitled to vote shall constitute a quorum at meetings of the stockholders. Shares represented in person or by proxy as to any matter will be counted toward the fulfillment of a quorum. The affirmative vote of a majority of shares of Common Stock and Series A Preferred Stock outstanding as of the record date, voting together as a single class, is necessary for the approval of Proposal 1. The affirmative vote of a majority of such voting shares present in person or by proxy at the meeting is necessary for the approval of Proposal 2. Votes at the Meeting will be tabulated by an independent inspector of election appointed by the Company or the Company's transfer agent.

     Abstentions and "broker non-votes" on Proposal 1 will have the same effect as negative votes since the affirmative vote of a majority of the outstanding shares of Common Stock and Preferred Stock is required to approve such Proposal. As the affirmative vote of a majority of shares of Common Stock and Preferred Stock present in person or represented by proxy is necessary for the approval of Proposal 2, abstentions will have the same effect as negative votes, but "broker non-votes" will have no effect on the outcome of the vote on such Proposal.

                       ACQUISITIONS; CHANGE IN CONTROL

Acquisition of Oakbay Trading Limited

     On November 22, 1999, the Company entered into an Agreement (the "Acquisition Agreement") with Optica Communications International Inc. (f/k/a Oakbay Trading Limited), a British Virgin Islands corporation ("Optica"), and the shareholders of Optica pursuant to which the Company acquired all of the issued and outstanding stock of Optica (the "Optica Acquisition"). The shares of Optica were acquired in consideration for 450,000 shares of the Company's Series A Convertible Preferred Stock, par value $.001 per share
(the "Series A Preferred Stock").   The transaction was consummated on March
15, 2000, but had an effective date as of November 24, 1999. Optica is the sole stockholder of Optica Communications, Inc. a British Columbia corporation ("Optica Canada"), and Optica Communications, Inc., a Nevada corporation ("Optica USA"). Optica Canada and Optica USA are start-up companies that are endeavoring to become a leading supplier of managed dark fiber and innovative band-with services on a global basis. As a result of the Optica Acquisition, Optica is a wholly-owned subsidiary of the Company. As described below, the former stockholders of Optica have acquired control of the Company through the issuance to them of Series A Preferred Stock, that is convertible into Common Stock of the Company.

     Each share of Series A Preferred Stock is currently convertible into 185 shares of Common Stock. Therefore, an aggregate of 83,250,000 shares of Common Stock are issuable upon the conversion of all of the Series A Preferred Stock. In addition, each share of Series A Preferred Stock currently has 185 votes (an aggregate of 83,250,000 votes for all of the outstanding Series A Preferred Stock), voting together with the holders of Common Stock as a single class. Based on the 31,522,703 shares of Common Stock currently issued and outstanding, the holders of Series A Preferred Stock would own approximately 73% of the Company's outstanding Common Stock upon conversion of the Series A Preferred Stock (without giving effect to any currently outstanding options or other securities exercisable, convertible or exchangeable for or into capital stock of the Company). Therefore, the issuance of the Series A Preferred Stock resulted in a change in control of the Company.

     On October 21, 1999, in contemplation of entering into the Acquisition Agreement, Douglas Smith, the President of Optica was named Chairman, President (CEO) and a director of the Company. Immediately prior to that time, Brian Kitts was the sole officer and director of the Company and a principal stockholder (owning 2,012,500 shares of Common Stock - approximately 21% of the Company's issued and outstanding voting stock). Brian Kitts resigned as President of the Company and retained his position as Secretary of the Company. Under the Acquisition Agreement, the stockholders of Optica were given the right, at any time following the closing, to designate up to four directors of the Company for so long as they collectively own or have the right to acquire at least 50% of the issued and outstanding shares of Common Stock. The Acquisition Agreement also provides that Brian Kitts will remain a director for at least one year from the date of the closing of the transaction. On November 24, 1999, two additional directors, Ernst Gemassmer and Fred F. Fierling, were named to the Board as designees of the Optica shareholders, although neither of them is affiliated with any of the Optica shareholders or directors.

     The former stockholders of Optica, who now have voting control of the Company, are comprised of four corporations, Russells Systems Limited, Crystsal Marriott S.A., Winjoy Services Centre Limited and Virgil Securities S.A. Douglas Smith, Chairman and President (CEO) of the Company, is one of the beneficiaries of a trust that is the sole stockholder of Virgil Securities S.A. See "Ownership of Securities."

Acquisition of Zed Data Systems Corp.

     On July 7, 2000, the Company consummated the acquisition of Zed Data Systems Corp. ("Zed") pursuant to the terms of (i) a Share Exchange Agreement (the "Exchange Agreement") among the Company, Zed and one shareholder of Zed and (ii) a Share Purchase Agreement (the "Purchase Agreement") among the Company, Zed and the remaining shareholders of Zed. All of the issued and outstanding shares of Zed were owned directly or indirectly by Douglas Smith, President and a director of the Company. Mr. Smith is also the President and a founder of Zed.

     Under the terms of the Exchange Agreement, Smith Shelf Company Limited, a corporation solely owned by Mr. Smith, the holder of approximately 23% of the issued and outstanding shares of Zed Common Stock, exchanged its Zed shares for 50,000 Preferred Shares of Zed. The Zed Preferred Shares are exchangeable for an aggregate of 50,000 shares of Series B Preferred Stock of the Company ("Series B Preferred Stock"). Each share of Series B Preferred Stock, upon issuance, will be convertible into 300 shares of Common Stock of the Company. Therefore, an aggregate of 15,000,000 shares of Common Stock will be issuable upon the conversion of all of the Series B Preferred Stock. In addition, each share of Series B Preferred Stock will have 300 votes (an aggregate of 15,000,000 votes for all of the outstanding Series B Preferred Stock), voting together with the holders of Common Stock and Series A Preferred Stock of the Company as a single class. Based upon the 31,168,857 shares of Common Stock currently issued and outstanding, and giving effect to the conversion of all of the Company's outstanding Series A Preferred Stock into 83,250,000 shares of Common Stock, the holders of Series B Preferred Stock would own approximately 11.6% of the Company's outstanding Common Stock upon conversion of the Series B Preferred Stock (without giving effect to any currently outstanding options and warrants of the Company).

     Under the terms of the Purchase Agreement, the Company acquired all of the remaining issued and outstanding shares of Zed in consideration for a $5,000,000 promissory note of the Company. The note bears interest at the rate of 12% per annum and is payable in 6 equal monthly installments of $715,000 commencing July 31, 2000 followed by one final installment of $710,000 on January 31, 2001. The note is secured by a pledge of the shares of Zed Common Stock acquired by the Company and a security interest in all of the assets of the Company.

     The Company intends to use proceeds from a private offering of equity or debt to pay the note.

                                PROPOSAL 1

              AMENDMENT TO THE ARTICLES OF INCORPORATION OF
              THE COMPANY TO INCREASE AUTHORIZED COMMON STOCK

     The Board of Directors has unanimously adopted the following resolution, subject to shareholder approval, amending the Company's Articles of Incorporation to increase the number of shares of Common Stock from fifty million (50,000,000) shares to two hundred million (200,000,000) shares:

     "RESOLVED, that the first paragraph of Article IV of the Articles of Incorporation be amended to read as follows:

         "Capitalization. (A) Common Stock. The Corporation shall have the authority to issue 200,000,000 shares of Common Stock having a par value of $.001. All Common Stock of the Corporation shall be of the same class and shall have the same rights and preferences. Fully paid Common Stock of this Corporation shall not be liable for further call or assessment. The authorized common shares shall be issued at the discretion of the Directors."

     If the proposed amendment is adopted by the shareholders, the Company plans to file a Certificate of Amendment to the Articles of Incorporation amending Article IV as described above, to be effective as soon as practicable following the meeting.

     On August 29, 2000, of the 50,000,000 authorized shares of Common Stock, a total of 31,168,857 shares were outstanding and 10,605,000 shares were reserved for issuance in connection with stock based compensation plans.

     In addition, on August 29, 2000, a total of 450,000 shares of Series A Preferred Stock were outstanding, each of which was issued on March 15, 2000 upon the closing of the Oakbay Acquisition. Each share of Series A Preferred Stock is currently convertible into 185 shares of Common Stock (and thereby has 185 votes). Therefore, an aggregate of 83,250,000 shares of Common Stock are issuable upon the conversion of all of the Series A Preferred Stock. Under the terms of the Zed acquisition described above, the Company has also agreed to issue 50,000 shares of Series B Preferred Stock in exchange for 50,000 preferred shares of Zed. Each share of Series B Preferred Stock, upon issuance, will be convertible into 300 shares of Stock (and will thereby have 300 votes). Therefore, an aggregate of 15,000,000 shares of Common Stock will be issued upon the conversion of all of the Series B Preferred Stock.
No shares of Series B Preferred Stock are currently outstanding.

     Based on the current number of shares of Common Stock authorized for issuance under the Company's Articles of Incorporation, there are not a sufficient number of shares of Common Stock available for issuance to the holders of Series A Preferred Stock and Series B Preferred Stock upon conversion. The Company must therefore increase the number of shares of Common Stock authorized for issuance. A copy of the Certificates of Designation of the Series A Preferred Stock and Series B Preferred Stock, which describe the rights and preferences of said classes of Preferred Stock, are annexed hereto as Exhibits A and B, respectively.

     The additional shares will be available for future acquisitions of property and of securities of other companies and for other corporate purposes. The Board believes that it is beneficial to have the additional shares available for such purposes without delay or the necessity of a special shareholders' meeting. Management has no immediate plans, arrangements, commitments or understanding with respect to the issuance of any of the additional shares of Common Stock which would be authorized by the proposed amendment. No further authorization for the issuance of shares of the Common Stock by a vote of shareholders will be solicited prior to such issuance.

     The additional shares will be available for issuance from time to time without further action by the shareholders and without first offering such shares to the shareholders. Shareholders do not have preemptive rights with respect to the Common Stock. The issuance of Common Stock, or securities convertible into Common Stock, on other than a pro-rate basis would result in the dilution of a present shareholder's interest in the company.

     The Company has not proposed the increase in the authorized number of shares with the intention of using the additional shares for anti-takeover purposes, although it could theoretically use the additional shares to make it more difficult or to discourage an attempt to acquire control of the company.

     The affirmative vote of the holders of a majority of the outstanding shares of Common Stock and Series A Preferred Stock, voting together as a single class, is required for the adoption of the proposed amendment.

THE BOARD RECOMMENDS A VOTE "FOR" THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO EFFECT THE INCREASE IN AUTHORIZED COMMON STOCK.


                                 PROPOSAL 2

                         1999 STOCK OPTION PLAN

      The Board of Directors has adopted, subject to stockholder approval, and recommends the adoption of the Company's proposed 1999 Stock Option Plan (the " Plan"), under which options may be granted for an aggregate of 20,000,000 shares of Common Stock prior to November 24, 2009. All employees, non-employee directors and consultants who provide services (other than in connection with the offer or sale of securities) are eligible to participate in the Plan. Options granted under the Plan may qualify as incentive stock options ("ISO's") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or as non-ISO's.

     The Board of Directors believes that providing employees and non-employee directors with options (and thereby additional incentive and proprietary interest in the Company's success) could be a material factor in the Company's ability to attract, retain and motivate managerial and professional personnel as well as non-employee directors. To date, non-ISO's to purchase an aggregate of 10,605,000 shares of Common Stock have been granted under the Plan. Options to purchase 6,725,000 of the shares were granted to officers and directors of the Company including Douglas Smith (2,800,000 shares), Brian Kitts (1,750,000 shares), Ernst Gemassmer (725,000 shares), Fred Fierling (725,000) and Eric Turcotte (725,000). All of the options have a five-year term and vest monthly over 24-25 months. The Options granted to Messrs Smith, Kitts, Gemassmer and Fierling have an exercise price of $1.20 per share and the Options granted to Mr. Turcotte have an exercise price of $5.94 (in each case, the market price of the Common Stock on the date of grant).

     The Board of Directors believes that the adoption of the Plan will enable the Company to offer competitive compensation packages that includes, as a significant element, stock option based compensation which strongly identifies the optionee's personal financial success with the success of the Company as a whole and motivates employees to maximize the potential of the Company's products and services. The Company is also of the opinion that affording the Board of Directors the right to determine the employees to be granted options and the number of shares as to which options will be granted, will permit the Board of Directors to take into account various factors as well as special circumstances with respect to attracting and retaining particular persons, in making its decision regarding the grant of options.

     The following description of the Plan is qualified in its entirety by reference to such Plan, a copy of which is attached to this Proxy Statement as Exhibit C and is incorporated by reference herein. Attention is particularly directed to the description thereof in the prices, expiration dates and other material conditions upon which the options may be granted and exercised.

     The Plan provides, among other things, that options may be granted to employees to purchase shares of Common Stock at a price per share fixed by the Board or a committee (the "Committee") and, in the case of an ISO, at not less than the fair market value of the applicable class of the Company's Common Stock on the date of option grant (110% of such fair market value in the case of optionees holding 10% or more of the combined voting rights of the Company's securities ("10% Holders")). The Board may determine the persons to whom options are to be granted, the number of shares subject to each option and the term of each option. The term of options may not exceed five years.

     Options granted under the 1999 Plan may be exercised by the payment in full in cash or, at the discretion of the Board, by delivery of a promissory note and/or the tendering of shares of Common Stock having a fair market value, as determined by the Board, equal to the option exercise price.

     The principal United States federal income tax consequences of the issuance and granting of options will be as follows:

     (a) ISO's: Although an individual can receive an unlimited number of ISOs during any calendar year, the aggregate fair market value (determined at the time of option grant) of the stock with respect to which ISO's first become exercisable during any calendar year (under all of the Company's Plans) cannot exceed $100,000. ISO tax treatment is denied by the Code to any options in excess of such dollar limits. For purposes of computing an optionee's regular tax liability, an optionee will not realize taxable income for federal income tax purposes upon the grant or exercise of an ISO and the Company will not be entitled to a deduction in connection with the grant or the exercise of the option. For purposes of the alternative minimum tax only, stock acquired pursuant to the exercise of an ISO will be subject to the rules applicable to non-ISOs. Thus, in general, the amount by which the fair market value of the option shares at the time of ISO exercise exceeds the option exercise price (the "Option Spread") will be an item of tax preference for purposes of the federal alternative minimum tax and thus the Option Spread may be subject to the alternative minimum tax unless the shares are disposed of in a non-qualifying disposition in the year of exercise. If the Optionee is subject to the alternative minimum tax in the year of the option exercise, the shares purchased upon the exercise of the ISO will generally have a tax basis equal to their fair market value at the time of ISO exercise only for purposes of computing gain or loss on a subsequent disposition of the option shares under the alternative minimum tax. If instead, the Optionee is not subject to the alternative minimum tax in the year of the disposition of his option shares, the shares purchased upon the exercise of an ISO will have a tax basis (for purposes of calculating gain or loss on such disposition under the regular tax) equal to their ISO exercise price. Each Optionee should consult his tax advisor as to the application of the alternative minimum tax to the exercise of ISOs and the disposition of shares acquired thereby.

     Provided that the optionee does not dispose of the shares acquired upon the exercise of an ISO within two years from the date of grant or within one year from the date of exercise, the net gain realized on the sale or other taxable disposition of the shares is subject to tax at capital gains tax rates. If Common Stock acquired pursuant to the exercise of an ISO is disposed of within the two year or one year periods mentioned above, any gain realized by the optionee generally will be taxable at the time of such disposition as (i) ordinary income to the extent of the difference between the exercise price and the lesser of (a) the fair market value of the Common Stock on the date the ISO is exercised, or (b) the amount realized on such disposition, and (ii) short-term, mid-term or long-term capital gain to the extent of any excess of the amount realized on the disposition over the fair market value of the Common Stock on the date the ISO is exercised. The Company will be entitled to a deduction equal to the amount of ordinary income recognized by the optionee at the time such income is recognized. The Company will be required to satisfy any applicable withholding requirements in order to be entitled to a tax deduction.

     If the optionee pays the option exercise price by transferring to the Company shares of its stock, the optionee will generally not recognize any gain or loss with respect to the transfer of such shares, and the optionee will have a tax basis in the shares acquired equal to the amount of cash plus the adjusted tax basis of any shares transferred by such optionee to the Company. (But see the discussion above relating to the alternative minimum tax.) However, if the transferred shares were themselves acquired by the Optionee upon the exercise of an ISO and the transfer of such shares to the Company occurs within the two-year period or the one-year period referred to above, the optionee will generally recognize gain in connection with such transfer to the extent the fair market value of the transferred shares exceeds the tax basis with respect to such shares.

     (b) Non-ISO's: There is no limit (subject to the limit contained in the 1999 Plan and described above with respect to the maximum number of options that may be granted to an optionee) on the aggregate fair market value of stock covered by options that do not qualify as ISO's that may be granted to an individual in any year or on the aggregate fair market value of non-ISO's that first become exercisable in any year. Generally, no taxable income will be recognized by the employee and no deduction will be allowed to the Company upon the grant of a non-ISO. Upon the exercise of a non-ISO, the optionee will realize an amount of ordinary income equal to the excess of the fair market value of the shares at the time of exercise over the option price (even though the optionee will have received no cash), and the Company will be entitled to a deduction in the same amount. Any difference between the higher of such market value or exercise price and the price at which the optionee may subsequently sell the shares will be treated as a short-term, mid-term or long-term capital gain or loss.

     (c)  Limitations on the Company's compensation deduction:   Section
162(m) of the Code limits the deduction which the Company may take for otherwise deductible compensation payable to certain executive officers of the Company to the extent that compensation paid to such officers for such year exceeds $1 million, unless such compensation is performance-based, is approved by the Company's stockholders and meets certain other criteria. Although the Company intends that the 1999 Plan will satisfy the requirements that option grants thereunder be considered performance-based for purposes of Section 162(m) of the Code, there can be no assurance such awards will satisfy such requirements.

     (d) State and local income tax consequences as well as income tax consequences to Canadian resident may, depending on the jurisdiction, differ from the United States federal income tax consequences of the granting and exercise of an option and any later sale by the optionee of his option stock. There may also be, again depending on the jurisdiction, transfer or other taxes imposed in connection with a disposition, by sale, bequest or otherwise, of options and option stock. Optionees should consult their personal tax advisors with respect to the specific state, local and other tax effects on them of option grants, exercises and stock dispositions.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE IN FAVOR OF THE 1999 STOCK OPTION PLAN.

                           OWNERSHIP OF SECURITIES

     The following table sets forth stock ownership information as of August 29, 2000 concerning (i) each director and persons nominated to become directors of The Company, (ii) each person (including any "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934) who is known by the Company to beneficially own more than five (5%) percent of the outstanding shares of the Company's Common Stock and Series A Preferred Stock, (iii) the Chief Executive Officer (no executive officer of the Company received compensation in excess of $100,000), and (iv) The Company's executive officers and directors as a group. As indicated in footnotes to the table, pro forma effect is given to the conversion in full of the Series A Preferred Stock at the rate of 185 shares of Common Stock for each share of Series A Preferred Stock.



                                                Amount and
                                                Nature of
Name and Address               Position with    Beneficial      Percentage
of Beneficial Owners           the Company      Ownership(1)    of Class(1)
---------------------------------------------------------------------------
Russells Systems Limited(2)
Suite 61, Grosvenor Close
Shirley Street
Nassau, New Providence,
Bahamas                        Shareholder      54,040,180      63.4%

Crystsal Marriott S.A.(3)
Suite 61, Grosvenor Close
Shirley Street
Nassau, New Providence,
Bahamas                        Shareholder       7,604,980      19.6%

Winjoy Services Centre Limited (4)
Suite 61, Grosvenor Close
Shirley Street
Nassau, New Providence,
Bahamas                        Shareholder       7,604,980      19.6%

Virgil Securities S.A.(5)
Suite 61, Grosvenor Close
Shirley Street
Nassau, New Providence,
Bahamas                        Shareholder      10,499,860      25.2%

Montreau Investments Ltd.(6)
PO Box 1062
One Capital Place
Georgetown, Grand Caymon
Brisitsh West Indies           Shareholder       3,500,000      10.1%

Douglas Smith(7)               Chairman,
4664 Lougheed Highway          President
Burnaby, British Columbia      (CEO) and
Canada                         Director          3,500,000      34.2%

Brian Kitts(8)
1776 Park Ave. #4
PO Box 770                     Secretary
Park City, Utah 84060          Treasurer,
                               and Director      2,782,500       8.6%

Ernst Gemassmer(9)             Director            319,000       1.0%

Fred F. Fierling(10)           Director            319,000       1.0%

Daniel Tepper(11)
1350 East Flamingo Road, #52
Las Vegas, Nevada 89119        Shareholder        4,916,250     15.8%


All officers and directors as
     a group of 4 persons (12)                  19,652,500      40.3%

                                   10
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(1)   A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from August 29, 2000 upon the exercise of options. Each beneficial owner's percentage ownership is determined by assuming that options and/or Series A Preferred Stock that are held by such person (but not those held by any other person) and which are exercisable or convertible within 60 days from March 15, 2000 have been exercised or converted, as the case may be.

(2) Comprised of shares issuable upon conversion of 311,028 shares of Series A Preferred Stock. Russells Systems Limited is a Bahamas company whose sole stockholder is a trust.

(3) Comprised of shares issuable upon conversion of 41,108 shares of Series A Preferred Stock. Crystsal Marriott S.A. is a Bahamas company whose sole stockholder is a trust.

(4) Comprised of shares issuable upon conversion of 41,108 shares of Series A Preferred Stock. Winjoy Services Centre Limited is a Bahamas company whose sole stockholder is a trust.

(5) Comprised of shares issuable upon conversion of 56,756 shares of Series A Preferred Stock. Virgil Securities S.A. is a Bahamas company whose sole stockholder is a trust. Douglas Smith is a beneficiary of the trust but Mr. Smith is not a trustee, does not have the right to vote the shares or dispose of the shares, or to terminate the trust. Mr. Smith disclaims beneficial ownership of the shares. Does not include shares issuable to Mr. Smith upon the exercise of options disclosed in footnote 6 below.

(6) Comprised of shares issuable upon conversion of 18,919 shares of Series A Preferred Stock. Montreau Investments Ltd. is a Grand Cayman company whose sole shareholder is a trust.

(7) Includes 15,000,000 shares that are issuable upon conversion of 50,000 shares of Series B Preferred Stock that are issuable to Mr. Smith (through an affiliate) in exchange for preferred stock of Zed held by an affiliate of Mr. Smith. See "Acquisitions; Change in Control -
      Acquisition of Zed Data Systems Corp."   Also includes 1,232,000 shares
      that Mr. Smith may acquire pursuant to stock options that are currently exercisable or exercisable within 60 days. Mr. Smith was granted options to purchase an aggregate of 2,800,000 shares, which vest at the rate of 112,000 shares per month commencing December 24, 1999. Does not include shares owned by Virgil Securities S.A., beneficial ownership of which is disclaimed by Mr. Smith. See footnote 5 above.

(7) Includes 700,000 shares that Mr. Kitts may acquire pursuant to stock options that are currently exercisable or exercisable within 60 days. Mr. Kitts was granted options to purchase an aggregate of 1,750,000 shares, which vest at the rate of 70,000 shares per month commencing December 24, 1999.

(8) Comprised of shares that Mr. Gemassmer may acquire pursuant to stock options that are currently exercisable or exercisable within 60 days. Mr. Gemassmer was granted options to purchase an aggregate of 725,000 shares, which vest at the rate of 29,000 shares per month commencing December 24, 1999.

(9 ) Comprised of shares that Mr. Fierling may acquire pursuant to stock options that are currently exercisable or exercisable within 60 days. Mr. Fierling was granted options to purchase an aggregate of 700,000 shares, which vest at the rate of 29,000 shares per month commencing December 24, 1999.

(10) Based solely on information set forth in the Company's records that has not been verified by Mr. Tepper. Under the terms of a Settlement Agreement and Release between Mr. Tepper, Mr. Kitts and the Company, Mr. Tepper is obligated to vote all of his shares for management nominees to the Company's Board of Directors and on all other matters in the same proportion as the votes cast by the shareholders of the Company.

(11) Includes 2,640,000 shares that directors and officers may acquire pursuant to stock options that are currently exercisable or exercisable within 60 days. Also includes 15,000,000 shares that are issuable upon conversion of 50,000 shares of Series B Preferred Stock. Does not include shares beneficially owned by Virgil Securities S.A. See footnotes 5 and 7 above.

                                      11
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                             SOLICITATION OF PROXIES

     The cost of solicitation of proxies in the accompanying form has been or will be borne by the Company. In addition to solicitation by mail, arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy material to beneficial owners, and the Company will, upon request, reimburse them for any attendant expenses.

     In order to ensure the presence of a quorum at the Meeting, all stockholders are requested to sign and return promptly the enclosed proxy in the postage paid envelope provided for that purpose. The signing of the proxy will not prevent your attending the meeting and voting in person if you wish to do so.


                                OTHER MATTERS

     The Board knows of no other matters to be presented for stockholder action at the Meeting. However, if other matters do properly come before the Meeting or any adjournments or postponements thereof, the Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

                                  By order of the Board of Directors

                                  /s/ Brian Kitts
                                  ------------------
                                  Brian Kitts
                                  Secretary


September 19, 2000

                                INVESTAMERICA, INC.

                     PROXY FOR SPECIAL MEETING OF STOCKHOLDERS

                                  October 6, 2000

                        THIS PROXY IS SOLICITED ON BEHALF
                            OF THE BOARD OF DIRECTORS


     The undersigned hereby appoints Douglas Smith and Brian Kitts, or either of them, as proxies, with full power of substitution, to vote, as designated below, on behalf of the undersigned the number of votes to which the undersigned is entitled, at the Special Meeting of Stockholders of INVESTAMERICA, INC. (the "Company"), to be held on Friday, October 6, 2000 at 10:00 a.m. at ______________________________, Park City, Utah, or at any
adjournments and postponements thereof:


     (1) Proposal to amend the Company's Articles of Incorporation to increase the number of authorized shares of the Company's Common Stock.

          [   ]  FOR          [   ]  AGAINST       [   ] ABSTAIN

     (2)  Proposal to adopt the Company's 1999 Stock Option Plan.


          [   ]  FOR          [   ]  AGAINST       [   ] ABSTAIN

     (3) IN THEIR DISCRETION WITH RESPECT TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT
          THEREOF.

Unless a contrary direction is indicated, the shares represented by this proxy will be voted FOR approval of Proposals 1 and 2; if specific instructions are indicated, this proxy will be voted in accordance with such instructions.

PLEASE VOTE, DATE AND SIGN THIS PROXY AND RETURN IT AT ONCE, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING. YOU MAY VOTE IN PERSON IF YOU DO ATTEND.

                                    Dated:


                                    ----------------------------------


                                    ----------------------------------
                                              Signature(s)

                                    NOTE:  If signing for estates,
                                           trusts or corporations,
                                           title or capacity should
                                           be stated.  If shares are
                                           held jointly, each holder
                                           should sign.


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